UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☑ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

AGRITEK HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

February 7, 2019

On January 25, 2019, the board of directors of Agritek Holdings, Inc. (“Agritek” or the “Company”) authorized an amendment of Agritek’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split at a ratio of 1-for-200 and (ii) to have Agritek’s authorized common stock remain at 1,499,000,000 shares. Also, on January 25, 2019, stockholders holding a majority (specifically 51%) of our authorized votes approved these actions.

Stockholders of record at the close of business on January 25, 2019 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendments will become effective on or about March __, 2019, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement (in lieu of a Proxy Statement) relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

Your vote or consent is not requested or required to approve these matters, The accompanying Information Statement is provided solely for information as a Company shareholder.

On behalf of the Board of Directors,

/s/ Suneil Singh Mundie

Chief Executive Officer and Director

February 7, 2019

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 INFORMATION STATEMENT

February 7, 2019

AGRITEK HOLDINGS, INC.

777 Brickell Avenue Suite 500

Miami, FL 33131

(310) 205-2560

General Information

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about March __, 2019, to the stockholders of record, as of January 25, 2019 (the “Record Date”), of Agritek Holdings, Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our,” “Agritek” or the “Company”). This Information Statement is being circulated to advise Company stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

On January 25, 2019, the board of directors of Agritek Holdings, Inc. (“Agritek” or the “Company”) authorized an amendment of Agritek’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split at a ratio of 1-for-200, and (ii) to have Agritek’s authorized common stock remain at 1,499,000,000 shares. On January 25, 2019, stockholders holding a majority of our voting power approved these actions, specifically 10,326,778 votes of Common Stock outstanding on such date—together with the vote of the Preferred B Shares (as described in greater detail in “Certain Beneficial Owners…” below) or 51.4%, of the Company’s permitted votes, approved the corporate actions described below

Stockholders of record at the close of business on January 25, 2019 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendments will become effective on or about March ___, 2019, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

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ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Actions taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Actions as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty percent (50%) of the Company’s outstanding voting power have voted in favor of the Corporate Actions. Under the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 1,170,544,913 shares of Common Stock and 1,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The Series B Preferred Stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future. The Series B Preferred Stock shall have a right to vote on all matters presented or submitted to the Corporation’s stockholders for approval in pari passu with holders of the Corporation’s common stock, and not as a separate class.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following proposals:

1. effect a reverse stock split at a ratio of 1-for-200, and 2. to have Agritek’s authorized common stock remain at 1,499,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

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OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 1,500,000,000 shares of capital stock, 1,499,000,000 of which are authorized as Common Stock and 1,000,000 are authorized as preferred stock of which 1,000 are authorized as Series B Preferred Stock. As of the Record Date, 1,170,544,913 shares of Common Stock, and 1,000 shares of Series B Preferred Stock were issued and outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Stockholders. The Series B Preferred Stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote.

The following Stockholders voted in favor of the Corporate Actions:

Series B Preferred Stock Votes

Name	Number of Votes	Percentage of Total Votes (1)
B. Michael Friedman	1000	100.0%

(1)

Percentage based upon 1,000 shares of Series B Preferred Stock issued and outstanding as of the Record Date. On the record date there were 1,170,544,913 shares of common sock outstanding, accordingly the 1,000 shares of Series B Preferred Stock had the voting power of 1,218,322,256 shares, representing 51% of the voting shares.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March __, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to Stockholders pursuant to the laws of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of the outstanding common stock of the Company as of January 25, 2019 by: (1) each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock; (2) each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K; (3) each of the Company’s directors; and (4) all of the Company’s named executive officers and directors as a group. As of January 25, 2019, there were a total of 1,170,544,913 shares of common stock and 1,000 shares of Series B Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The Series B Preferred Stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future. The Series B Preferred Stock shall have a right to vote on all matters presented or submitted to the Corporation’s stockholders for approval in pari passu with holders of the Corporation’s common stock, and not as a separate class.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of January 25, 2019 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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	Common Stock		Series B Preferred Stock
	Number of	Percentage of	Number of	Percentage of
	Shares	Shares	Shares	Shares
Name and Address	Beneficially Owned	Beneficially Owned (1)	Beneficially Owned (2)	Beneficially Owned (1)

Suneil Singh Mundie 777 Brickell Ave, Suite 500 Miami, FL. 33131	—	—%	—	—%

All directors and executive officers as a group (1 person)	—	—%	—	—%

B. Michael Friedman 777 Brickell Ave, Suite 500 Miami, FL. 33131	10,326,778	0.09%	1,000	100%

(1)	Based on a total of an aggregate of 1,170,544,913 shares of common stock outstanding and 1,000 shares of Series B Preferred Stock outstanding.
(2)	The Series B Preferred Stock gives its owner(s) the right to vote 51% on all matters state law requires be the subject of shareholder approval. Mr. Friedman (who also owns 10.23 MM common shares) is the only owner of the Series B Preferred Stock and, accordingly, his vote is dispositive of issues put to Company shareholders.

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

On January 25, 2019, the board of directors of Agritek Holdings, Inc. (“Agritek” or the “Company”) authorized an amendment of Agritek’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to (i) effect a reverse stock split at a ratio of 1-for-200. On January 25, 2019, stockholders holding a majority of our voting power approved these actions, specifically 10,326,778 votes of Common Stock outstanding on such date—together with the vote of the Preferred B Shares (as described in greater detail in “Certain Beneficial Owners…” above) or 51.4%, of the Company’s permitted votes, approved the corporate actions described below.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Agritek.

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AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT

THE REVERSE STOCK SPLIT

GENERAL

On January 25, 2019, our board authorized an amendment of our Certificate of Incorporation to effect a reverse stock split at a ratio of 1-for-200. On January 25, 2019, stockholders holding a majority of our voting power approved this action. Pursuant to the Reverse Stock Split, each two hundred (200) shares of our common stock will be automatically converted, without any further action by the stockholders, into one share of common stock. No fractional shares of common stock will be issued as the result of the reverse stock split. Instead, the Company will issue to the stockholders one additional share of common stock for each fractional share which would otherwise be required to be issued. The Company anticipates that the effective date of the reverse stock split will be March __, 2019.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSES AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of common stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. The rationale of our Board’s proposed reverse stock split was generally to attract business opportunities for the Company and liquidity for our traded shares. The Board has determined that it would be in the Company’s (and shareholders”) best interest after due consideration of certain factors including, but not limited to the following:

(i) the current trading price of the Company’s shares of common stock on the OTC Pink market and potential to increase the marketability and liquidity of the Company’s common stock;

(ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

While there can be no assurance that the reverse will have the desired benefits, the Board (in the exercise of discretion by the business judgment rule) believes that the reverse split is in the best interest of the Company and its shareholders.

However, the effect of the reverse stock split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the reverse stock split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

The principal effect of the reverse stock split will be a decrease in the number of shares of common stock issued and outstanding from 1,170,544,913 shares as of January 25, 2019, to approximately 5,852,725 shares. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders holding a fractional share of our common stock. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the reverse stock split, nor does it increase or decrease the market capitalization of the Company. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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The number of shares of Common Stock that the Corporation is authorized to issue shall not be affected by the Reverse Stock Split, and shall remain at 1,499,000,000, post the Reverse Split. By decreasing the number of issued and outstanding shares of common stock, more shares of common stock are available for issuance as a result of the reverse stock split. The Board believes that the availability of more shares of common stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-reverse stock split and post-reverse stock split (the post-split shares of common stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,499,000,000	1,170,544,913	328,455,087

Post-Reserve Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,499,000,000	5,852,725	1,493,147,275

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of common stock than you presently own. While we hope that the reverse stock split will result in an increase in the potential stock price of our common stock, we cannot assure you that the reverse stock split will increase the potential stock price of our common stock by a multiple equal to the inverse of the reverse stock split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the possibility exists that potential liquidity in the stock price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the reverse stock split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT MORE DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the reverse stock split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of common stock.

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The reverse stock split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the reverse stock split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reasons for the reverse stock split are to increase the stock price of our common stock and to increase the number of shares of common stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the reverse stock split will become effective on March __, 2019, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-reverse stock split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of common stock.

Our transfer agent, VStock Transfer, LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares of common stock are asked to surrender to the Exchange Agent stock certificates representing pre-reverse stock split shares of common stock in exchange for stock certificates representing post-reverse stock split shares of common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the certificate of amendment to the Certificate of Incorporation reflecting the reverse stock split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of March __, 2019, for the reverse stock split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as the result of the reverse stock split. Instead, the Company will issue to the stockholders one additional share of common stock for each fractional share.

ACCOUNTING MATTERS

The reverse stock split will not affect the par value of a share of our common stock. Our capital account would remain unchanged after implementation of the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing Agritek Holdings, Inc., 777 Brickell Ave, Suite 500, Miami, FL 33131, Attn: Neil Singh Mundie, CEO or telephoning the Company at (310) 205.2560

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 777 Brickell Ave, Suite 500, Miami, FL 33131, Attn: Neil Singh Mundie, CEO or telephoning the Company at (310) 205.2560

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

Agritek Holdings, Inc.

/s/ Suneil Singh Mundie

Suneil Singh Mundie

Chief Executive Officer

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